CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference to this registration statement of our reports dated February 8, 1995, included (or incorporated by reference) in Joslyn Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.




                                          ARTHUR ANDERSEN LLP




Chicago, Illinois
April 21, 1995